EXHIBIT 5.1
          OPINION OF COHEN BRAME & SMITH PROFESSIONAL CORPORATION


                            COHEN BRAME & SMITH
                         Professional Corporation
                             Attorneys at Law
                       One Norwest Center Suite 1800
                            1700 Lincoln Street
                          Denver, Colorado  80203



                             August 6, 1997




Richard J. Parent, Chief Financial Officer
IndeNet, Inc.
16000 Ventura Blvd., Suite 700
Encino, California  91436

          RE: Form S-3 Registration Statement relating to shares of $.001 Par Value Common Stock for a Selling
               Shareholder

Dear Mr. Parent:

     We have acted as counsel for IndeNet, Inc. ("INDE") in connection with the Form S-3/A Registration Statement to be filed by INDE with the Securities and Exchange Commission relating to the shares of INDE $.001 par value Common Stock (the "Common Stock") being offered for sale by a certain selling shareholder. As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth.

     Based upon the foregoing, we are of the opinion that:

     (i) INDE is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

     (ii) The shares of Common Stock being offered, when sold in accordance with the terms set forth in the Registration
Statement, will be validly issued and outstanding, fully paid and nonassessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.

                                   Very truly yours,

                                   /s/ Roger V. Davidson
                                   Roger V. Davidson
                                   Cohen Brame & Smith,
                                   Professional Corporation